Exhibit 23.1 Consent of Auditor

     CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the use of our report included in the Annual Report on Form 10-KSB, for the period ended December 31, 1999 relating to the financial statements of Beach Couch Inc. and Subsidiary.

 /s/ ARMANDO C. IBARRA, CPA


Chula Vista, CA
March 29, 2000